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                                                                     EXHIBIT 2.1


                            SHARE EXCHANGE AGREEMENT


MADE EFFECTIVE AS OF 5 OCTOBER 1999 (the "Effective Date"),

BETWEEN: F. MICHAEL P. WARREN, Sea Rocks, Island Harbour, The Valley, Anguila,
         British West Indies

         (the "Shareholder");

AND: BRUCE WARREN, 2006 - 1238 Melville St., Vancouver, British Columbia, V6E 4N2, and JAMIE OLLIVIER, 765 Keefer Street, Vancouver, British Columbia, V6E 1Y6

         (the "Managers");

AND: BLUE ZONE PRODUCTIONS LTD., a corporation continued under the laws of Bermuda, and having a registered office at Reid House, 31 Church Street, Hamilton, HM12, Bermuda;

         ("Blue Zone");

AND: BLUE ZONE ENTERTAINMENT INC., a corporation incorporated under the laws of the Province of British Columbia and having a place of business at 329 Railway Street, Vancouver, British Columbia, V6A 1A4;

         ("BZE");

AND: BLUE ZONE INTERNATIONAL INC., a corporation incorporated under the laws of Barbados, and having a registered office at Whitepark House, White Park Road, Bridgetown, Barbados;

         ("BZI");

AND: WESTERN FOOD DISTRIBUTORS, INC., a company incorporated under the laws of the State of Nevada having a place of business at 688 - 6 Ishikawa, Kanagawa, Japan, 252 0815

         ("WFD");

WHEREAS:

A. The authorized share capital of Blue Zone consists of 12,000 common shares with a par value of U.S.$1.00 each, of which all 12,000 shares (the "Blue Zone Shares") are issued and outstanding;

B. The Shareholder is the legal and beneficial owner of all the Blue Zone
Shares;
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C.  The authorized share capital of BZE is 1,000,000 common shares without par value, of which only 100 common shares (the "BZE Shares") are issued and outstanding;

D. The authorized share capital of BZI is an unlimited number of common shares without par value, of which only 1,667 common shares (the "BZI Shares") are issued and outstanding;

E. Blue Zone is the legal and beneficial owner of all the BZE Shares and the BZI Shares (collectively, the "Subsidiary Shares"), and BZE and BZI (the "Subsidiaries") are the only subsidiaries of Blue Zone;

F. The Shareholder and WFD have agreed to exchange the Blue Zone Shares for voting common shares of WFD, on the terms and conditions described in this Agreement; and

G. The Managers have been actively involved in the management of BZE and expect to benefit directly and indirectly from the completion of the transactions contemplated herein;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") as follows:

1.       SHARE EXCHANGE

1.1 Subject to the terms and conditions of this Agreement, the Shareholder and WFD agree that the Shareholder shall transfer all of the Blue Zone Shares to WFD at an agreed value of U.S.$120,000, in exchange for the issue to the Shareholder of 12,000,000 voting common shares of WFD (the "WFD Shares") at the deemed price of US$0.01 per WFD Share.

1.2 The transactions contemplated under this Agreement (the "Transactions") shall be completed (the "Completion") at the offices of WFD's solicitors, Messrs. Campney & Murphy, 2100 - 1111 West Georgia Street, Vancouver, British Columbia, or at such other place as may be agreed between the parties, at 11:00 o'clock a.m. local time in Vancouver, B.C., or at such other time as may be agreed between the parties, (the "Time of Closing") on 8 October 1999, or on such other date as may be agreed between the parties, (the "Closing Date").

2.       CONDITIONS PRECEDENT

2.1 WFD's obligation to carry out the terms of this Agreement and to complete its transactions contemplated under this Agreement is subject to the fulfilment to the satisfaction of WFD of each of the following conditions that:

    (a) on or before 7 October 1999 (the "Subject Removal Date"), WFD shall have been able to complete WFD's Investigation (defined below) with results to its reasonable satisfaction;

    (b) at the Time of Closing, the solicitors for the Shareholder shall provide opinions dated as of the Closing Date, substantially in the form of Schedule A to this Agreement (the "Blue Zone Solicitor Opinions");

    (c) at the Time of Closing, the common shares of WFD will be quoted on the Over the Counter Bulletin Board of NASDAQ (the "OTC Board");

    (d) as of the Time of Closing, the Shareholder, the Managers, Blue Zone and the Subsidiaries (collectively, the "Blue Zone Group") shall have complied in all material respects with all of their respective covenants and agreements contained in this Agreement; and



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    (e) as of the Time of Closing, the representations and warranties of each of the Blue Zone Group contained in this Agreement or contained in any certificates or documents delivered by any of them pursuant to this Agreement shall be true in all material respects as if such representations and warranties had been made as of the Time of Closing.

The conditions set forth above are for the exclusive benefit of WFD and may be waived by WFD in whole or in part at any time at or before the Time of Closing.

2.2 The Shareholder's obligations to carry out the terms of this Agreement and to complete its transactions contemplated under this Agreement are subject to the fulfilment to its satisfaction of each of the following conditions that:

     (a) on or before the Subject Removal Date, the Shareholder shall have been able to complete the Shareholder's Investigation (defined below) with results to its reasonable satisfaction;

     (b) on or before the Subject Removal Date, WFD shall have restructured or otherwise altered its share capital so that upon the issuance of the WFD Shares on the Closing Date, WFD's issued share capital and share capital reserved for issuance pursuant to issued share purchase warrants will be not more than 22,063,069 common shares;

     (c) prior to the Time of Closing, the Financing (defined below) shall have been completed and the net proceeds in an amount not less than U.S.$5,000,000 shall have been paid to and shall be held by Campney & Murphy, barristers and solicitors, in trust for WFD, and written confirmation of same shall have been provided to the solicitors for Blue Zone which shall include an acknowledgement that such funds will be released in accordance with instructions of the new board of WFD;

     (d) at the Time of Closing, the solicitors for WFD shall provide an opinion dated as of the Closing Date, substantially in the form of Schedule B to this Agreement (the "WFD Solicitor Opinion");

     (e) at the Time of Closing solicitors for Blue Zone shall receive written confirmation from WFD's stock transfer agent confirming that the WFD Shares have been allotted and issued and an undertaking from the stock transfer agent to deliver the share certificates representing the WFD Shares to the Shareholder as soon as possible;

     (f) at the Time of Closing, the common shares of WFD will be quoted on the OTC Board;

     (g) as of the Time of Closing, WFD shall have complied in all material respects with all of its covenants and agreements contained in this Agreement; and

     (h) as of the Time of Closing, the representations and warranties of WFD contained in this Agreement or contained in any certificates or documents delivered by it pursuant to this Agreement shall be true in all material respects as if such representations and warranties had been made by WFD as of the Time of Closing.

The conditions set forth above are for the exclusive benefit of the Shareholder and may be waived by the Shareholder in whole or in part at or before the Time of Closing.



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2.3      The parties acknowledge and agree each with the other that this
Agreement and all of the transactions contemplated under this Agreement are subject to receipt of any regulatory approvals that may be required under applicable laws. If any such approvals are required but are not obtained by the Subject Removal Date, then this Agreement shall terminate and be of no further force or effect.

3.       COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS

3.1 Each of the Blue Zone Group severally covenants and agrees with WFD that it shall:

     (a) from and including the Effective Date through to and including the Time of Closing, use its reasonable best efforts to permit WFD, through its directors, officers, employees and authorized agents and representatives, at WFD's own cost, full access to the books, records and property of Blue Zone and the Subsidiaries including, without limitation, all of the assets, contracts, correspondence, accounts and minute books of Blue Zone and the Subsidiaries, so as to permit WFD to make such investigation ("WFD's Investigation") of Blue Zone and the Subsidiaries as WFD considers advisable;

     (b) use its reasonable best efforts to obtain any regulatory approvals for this Agreement and the transactions contemplated hereunder required by applicable laws to be obtained by the Shareholder, Blue Zone or either of the Subsidiaries on or before the Subject Removal Date;

     (c) provide to WFD all such further documents, instruments and materials and do all such acts and things as may be reasonably requested in writing by WFD to obtain any regulatory approvals that may be required under applicable laws;

     (d) from and including the Effective Date through to and including the Time of Closing, use its reasonable best efforts to ensure that all of its representations and warranties contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement remain true and correct;

     (e) from and including the Effective Date through to and including the Time of Closing, use its reasonable best efforts to preserve and protect all of the goodwill, assets, business and undertaking of Blue Zone and the Subsidiaries and, without limiting the generality of the foregoing, carry on the businesses of Blue Zone and the Subsidiaries in a reasonable and prudent manner; and


     (f) from and including the Effective Date through to and including the Time of Closing, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, except only any information or material that:

            (i) was in the public domain at the time of disclosure to a party
                (the "Recipient");

           (ii) was already in the possession of the Recipient prior to disclosure, as demonstrated by the Recipient through tangible evidence;

          (iii) subsequently enters the public domain through no fault of the Recipient or any officer, director, employee or agent of the Recipient; or

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          (iv)  is required to be disclosed by law or by a court or regulatory authority of competent jurisdiction;

          and, if so requested by WFD, each of the Blue Zone Group shall use its reasonable best efforts to cause any director, officer, employee, authorized agent or representative of Blue Zone or the Subsidiaries to enter into, and each of the Blue Zone Group themselves shall enter into, a non-disclosure agreement with WFD in a form acceptable to WFD acting reasonably.

3.2 Each of the Blue Zone Group severally covenants and agrees with WFD that, from and including the Effective Date through to and including the Time of Closing, it shall:

          (a) not do any act or thing that would render any representation or warranty of any of the Blue Zone Group contained in this Agreement or any certificates or documents delivered by any of them pursuant to this Agreement untrue or incorrect; and

          (b) not sell, encumber or dispose of, or negotiate with any other person in respect of a sale, encumbrance or disposition of, any of the Blue Zone Shares, the Subsidiary Shares or any goodwill, assets, business or undertaking of Blue Zone or the Subsidiaries, other than a sale of part of the assets of Blue Zone or the Subsidiaries for at least fair market value in the ordinary course of business.

3.3 Each of the Blue Zone Group acknowledges to and agrees with WFD that WFD's Investigation shall in no way limit or otherwise adversely affect the rights of WFD as provided for hereunder in respect of the representations and warranties of each of the Blue Zone Group contained in this Agreement or in any certificates or documents delivered by any of them pursuant to this Agreement.

3.4       WFD covenants and agrees with the Blue Zone Group that WFD shall:

          (a) from and including the Effective Date through to and including the Time of Closing, permit the Shareholder, through his authorized agents and representatives, at the Shareholder's own cost, full access to the books, records and property of WFD including, without limitation, all of the assets, contracts, correspondence, accounts and minute books of WFD, so as to permit the Shareholder to make such investigation (the "Shareholder's Investigation") of WFD as the Shareholder considers advisable;

          (b) use its reasonable best efforts to obtain any regulatory approvals for this Agreement and the transactions contemplated hereunder required by applicable laws to be obtained by WFD on or before the Subject Removal Date including, without limitation, all approvals required under applicable securities laws or the rules or policies relating to the OTC Board and make any and all filings and provide all notices required under applicable securities laws in connection with this Agreement and the consummation of the transactions contemplated herein, including the issue to the Shareholder of the WFD Shares;

          (c) provide to the Shareholder all such further documents, instruments and materials and do all such acts and things as may reasonably be requested in writing by the Shareholder to obtain any regulatory approvals that may be required under applicable laws;

          (d) from and including the Effective Date through to and including the Time of Closing, do all such acts and things that may be necessary to ensure that all of the representations and



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                    warranties of WFD contained in this Agreement or in any
                    certificates or documents delivered by it pursuant to this Agreement remain true and correct; and

          (e) from and including the Effective Date through to and including the Time of Closing, subject to its legal reporting obligations, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, except only any information or material that:

                    (i) was in the public domain at the time of disclosure to a party (the "Recipient");

                    (ii) was already in the possession of the Recipient prior to disclosure, as demonstrated by the Recipient through tangible evidence;

                    (iii) subsequently enters the public domain through no fault of the Recipient or any officer, director, employee or agent of the Recipient; or

                    (iv) is required to be disclosed by law or by a court or regulatory authority of competent jurisdiction;

          and, if so requested by the Blue Zone or the Subsidiaries, WFD shall arrange for any director, officer, employee, authorized agent or representative of WFD to enter into, and WFD itself shall enter into, a non-disclosure agreement with Blue Zone and the Subsidiaries in a form acceptable to Blue Zone and the Subsidiaries acting reasonably.

          3.5 WFD acknowledges to and agrees with the Shareholder that the Shareholder's Investigation shall in no way limit or otherwise adversely affect the rights of the Shareholder as provided for hereunder in respect of the representations and warranties of WFD contained in this Agreement or in any certificates or documents delivered by WFD pursuant to this Agreement.

          3.6 WFD covenants and agrees with the Blue Zone Group that, from and including the Effective Date through to and including the Time of Closing, WFD shall not do any act or thing that would render any representation or warranty of WFD contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement untrue or incorrect.

          3.7 At or prior to the Time of Closing, WFD will take all necessary corporate action so that the officers and directors of WFD will be as follows:

         Directors:        Bruce Warren
                           Jamie Ollivier
                           Mike Warren
                           Tryon (Tarrnie) Williams
                           Dave Thomas

         Officers:

         Michael Warren                  Chairman and Chief Financial Officer
         Bruce Warren                    Chief Executive Officer
         Jamie Olivier                   President
         Catherine Warren                Chief Operating Officer

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         Peter C. Kalbfleisch            Secretary

3.8 On September 23, 1999, WFD closed a financing (the "Financing") which raised U.S.$5,254,479 for working capital purposes by issuing 933,300 units (the "Units") of WFD at a price of U.S.$5.63 per Unit. Each Unit consists of one common share of WFD and one-half of a share purchase warrant. The share purchase warrants (the "Warrants") have a term of two years. Each pair of one-half Warrants constitutes one whole share purchase Warrant entitling the holder to purchase one additional share of WFD in the first year at a price of U.S.$5.63 per share or in the second year at a price of U.S.$6.75 per share.

3.9       After the Financing but prior to the Closing Date, WFD will effect a
1.125 forward split (the "Forward Split") of the common shares of WFD issued and outstanding and reserved for issuance pursuant to the Warrants.

3.10 Upon Completion, WFD shall pay to Terra Growth Investment Fund ("Terra") on behalf of Blue Zone the full amount of the U.S.$2,000,000 loan owing by Blue Zone to Terra (the "Terra Loan"), together with all interest due thereon, in exchange for an assignment by Terra to WFD of the Terra Loan and the General Security Agreement between Blue Zone and Terra dated 30 August 1999 (the "Terra GSA") securing repayment of the Terra Loan by Blue Zone.

4.       REPRESENTATIONS AND WARRANTIES

4.1 In order to induce WFD to enter into this Agreement and complete its transactions contemplated hereunder, each of the Blue Zone Group severally represents and warrants to WFD that:

          (a) Blue Zone was duly incorporated under the laws of the British Columbia and has been duly continued and remains validly existing under the laws of Bermuda, and Blue Zone:

                    (i) is not subject to the reporting issuer requirements of the British Columbia Securities Act (the "B.C. Act");

                    (ii) has the power, authority and capacity to enter into this Agreement and carry out its terms; and


                    (iii)     is in good standing under the laws of Bermuda;

          (b)       the Directors and Officers of Blue Zone are as follows:

                    (i)       Bruce Warren - Director;

                    (ii)      Peter Martin - Director;


                    (iii)     Bruce Murray - Director and Secretary; and

                    (iv)      Michael Warren - Director and President;

                    Bermuda law permits the appointment of alternate directors.

                    Steven Morris has been appointed alternate director for Peter Martin and Philip Chesterman has been appointed alternate director for Bruce Murray.

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          (c)       the authorized and issued share capital of Blue Zone is as set forth in paragraph A of the recitals to this Agreement;

          (d) except for the Blue Zone Shares, there are no documents, instruments or other writings of any kind whatsoever which constitute a "security" of Blue Zone as that term is defined in the B.C. Act and, except as is provided for by operation of this Agreement, there are no options, agreements or rights of any kind whatsoever to acquire directly or indirectly any other shares of Blue Zone from Blue Zone;

          (e) the constating documents of Blue Zone have not been altered since the continuance of Blue Zone to Bermuda on 26 August 1999;

          (f) BZE was and remains duly incorporated and validly existing under the laws of British Columbia and BZE:

                    (i) is not subject to the reporting issuer requirements of the B.C. Act;

                    (ii) has the power, authority and capacity to enter into this Agreement and carry out its terms; and

                    (iii) is in good standing with respect to the filing of annual reports required under the laws of British Columbia;

          (g)       Bruce Warren is the sole Director and Officer of BZE;

          (h) the authorized and issued share capital of BZE is as set forth in paragraph C of the Recitals to this Agreement;

          (i) BZI was and remains duly incorporated and validly existing under the laws of Barbados and BZI:

                    (i) is not subject to the reporting issuer requirements of the B.C. Act;

                    (ii) has the power, authority and capacity to enter into this Agreement and carry out its terms; and

                    (iii) is in good standing with respect to the filing of annual reports required under the laws of Barbados;

          (j)       Michael Warren is the sole Director and Officer of BZI;

          (k) the authorized and issued share capital of BZI is as set forth in paragraph D of the Recitals to this Agreement;


          (l) the Subsidiary Shares are and will on the Closing Date immediately prior to Completion be validly issued and outstanding fully paid and non-assessable common shares of the Subsidiaries registered in the name of, and legally and beneficially owned by, Blue Zone, free and clear of all voting restrictions, trade restrictions, liens, charges or encumbrances of any kind whatsoever save and except for the security interest granted by Blue Zone in favour of Terra pursuant to the Terra GSA to secure repayment of the Terra Loan;

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          (m)       except for the Subsidiary Shares, there are no documents,
                    instruments or other writings of any kind whatsoever which constitute a "security" of either of the Subsidiaries as that term is defined in the B.C. Act and, except as is provided for by operation of this Agreement, there are no options, agreements or rights of any kind whatsoever to directly or indirectly acquire all or any part of the Subsidiary Shares or any interest in them from Blue Zone, or to acquire any other shares of either of the Subsidiaries from anyone;

          (n) the constating documents of each of the Subsidiaries have not been altered since incorporation;

          (o) Blue Zone and each of the Subsidiaries has the corporate power to own the Assets and to carry on the business carried on by it, and each of Blue Zone and the Subsidiaries is duly qualified to carry on business in all jurisdictions in which it carries on business;

          (p) each of Blue Zone and each of the Subsidiaries has good and sufficient power, authority and capacity to enter into this Agreement and complete its respective transactions contemplated under this Agreement on the terms and conditions set forth herein; and

          (q) none of the Blue Zone Group has incurred any liability for agency, brokerage, referral or finder's fees, commissions or compensation of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement.

4.2 In order to induce WFD to enter into this Agreement and complete its transactions contemplated hereunder, each of the Managers severally represents and warrants to WFD that:

          (a) he has good and sufficient power, authority and capacity to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;

          (b) to the best of his knowledge, no third party privacy or intellectual property rights, including without limitation, copyright, trade secret or patent rights, were violated in the creation, compilation or acquisition of, or are violated by the use of, any of the Assets by Blue Zone, either of the Subsidiaries or by any party through whom Blue Zone or either of the Subsidiaries acquired title or a license or to whom Blue Zone or either of the Subsidiaries has granted a license in respect of the Assets, and in particular, to the best of his knowledge, the use of the Domain Name by Blue Zone does not infringe upon or induce or contribute to the infringement of any intellectual property rights, domestic or foreign, of any other person;

          (c) all of the material transactions of Blue Zone have been promptly and properly recorded or filed in or with the books or records of Blue Zone and the minute books of Blue Zone contain all records of the meetings and proceedings of the shareholders and directors of Blue Zone since its incorporation;

          (d) Blue Zone and the Subsidiaries each holds all material licences and permits that are required for carrying on their respective businesses in the manner in which such businesses have been carried on;

          (e) except as specified in Schedule C to this Agreement, Blue Zone or one of the Subsidiaries is the registered and beneficial owner of the domain name "Bluezone.net" (the "Domain

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                    Name") and the other assets listed on Schedule C to this
                    Agreement, which are owned as indicated therein (collectively the "Assets");

          (f) to the best of his knowledge, other than the Assets, there are no material properties or material assets used by Blue Zone or either of the Subsidiaries in the conduct of its business;

          (g) Blue Zone or one of the Subsidiaries has good and marketable exclusive title to each of the Assets free and clear of all licenses, liens, charges and encumbrances of any kind whatsoever save and except those specified as "Permitted Encumbrances" on Schedule C to this Agreement, and in particular:

                    (i) Blue Zone is to the best of its knowledge the sole and exclusive legal and beneficial owner of the Domain Name, free and clear of all encumbrances whatsoever, and is not a party to or bound by any contract or any other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Domain Name;

                    (ii) Blue Zone is the registered owner of the Domain Name, and all fees or other costs associated with maintaining the registration of the Domain Name have been paid for the 1999 calendar year and the registration of the Domain Name is in good standing with Network Solutions, Inc.; and

                    (iii) Blue Zone has not granted any other person any interest in or right to use all or any portion of the Domain Name;

          (h) each item of machinery and equipment of any kind whatsoever comprised in the Assets is in reasonable operating condition and in a state of reasonable maintenance and repair taking into account its age and use;

          (i) all of the bank accounts and safety deposit boxes of Blue Zone or either of the Subsidiaries are listed on Schedule C to this Agreement;

          (j) the unaudited financial statements of Blue Zone and BZE for the periods ending 31 December 1996, 1997 and 1998 (collectively, the "Blue Zone Statements"), copies of which are attached as Schedule D to this Agreement, are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of Blue Zone and BZE for the periods indicated, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

          (k) the Blue Zone Statements disclose all material financial transactions of Blue Zone and BZE since their respective dates of incorporation to the date of such financial statements and such transactions have been fairly and accurately recorded;

          (l)       except as disclosed in the Blue Zone Statements:

                    (i) no dividends or other distributions of any kind whatsoever on any shares in the capital of Blue Zone or either of the Subsidiaries have been made, declared or authorized;

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
                    (ii) no new machinery or equipment of any kind whatsoever has been ordered by, or installed or assembled on the premises of, Blue Zone or either of the Subsidiaries, except in the ordinary course of business and for machinery and equipment received and/or ordered in connection with the expansion of Blue Zone and the Subsidiaries all having a cost of not more than CDN$500,000;

                    (iii) none of Blue Zone or the Subsidiaries is indebted to the Shareholder, except in connection with a demand shareholder loan owing by Blue Zone to the Shareholder in the amount of CDN$140,000;

                    (iv) none of the Shareholder or any other officer, director or employee of Blue Zone or either of the Subsidiaries is indebted or under obligation to Blue Zone or either of the Subsidiaries on any account whatsoever; and

                    (v) none of Blue Zone or the Subsidiaries has guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever;

          (m) there are no material financial liabilities of Blue Zone or either of the Subsidiaries, whether direct, indirect, absolute, contingent or otherwise, which are not disclosed or reflected in the Blue Zone Statements, except for liabilities arising in the ordinary course of business since the date thereof and liabilities in respect of the Terra Loan;

          (n) to the best of its knowledge, any accounts receivable of Blue Zone or either of the Subsidiaries shown in the Blue Zone Statements are bona fide, good and collectible without setoff or counterclaim;

          (o) the current directors, officers, key employees and independent contractors and consultants of Blue Zone and of each of the Subsidiaries, and all of their current compensation arrangements with Blue Zone or either of the Subsidiaries, whether as directors, officers or employees, or as independent contractors or consultants, are as listed on Schedule E to this Agreement;

          (p) no future payments of any kind whatsoever have been authorized or provided by Blue Zone or the Subsidiary directly or indirectly to or on behalf of the Shareholder, the Managers or any of the directors, officers, key employees, independent contractors or consultants of Blue Zone or the Subsidiaries except in accordance with those compensation arrangements specified on Schedule E to this Agreement or except as contemplated by this Agreement;

          (q) there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever affecting Blue Zone or either of the Subsidiaries other than those specified on Schedule E to this Agreement;

          (r) none of Blue Zone or the Subsidiaries is now, or has ever been, a party to any collective agreement with any labour union or other association of employees of any kind whatsoever, no collective bargaining agent has been certified in respect of Blue Zone or either of the Subsidiaries and there is no application pending for certification of a collective bargaining agent in respect of Blue Zone or either of the Subsidiaries;

          (s) the contracts and agreements included on Schedule E to this Agreement and those additional contracts and agreements specified on Schedule F to this Agreement constitute all of the contracts and agreements of Blue Zone and of the Subsidiaries which are currently outstanding and which involve expenditures or receipts of CDN$100,000 or more per annum, or licensing of or access to any of the Assets, (collectively the "Material Contracts");

          (t) except as is noted on the appropriate Schedule to this Agreement, the Material Contracts are valid and enforceable and Blue Zone or the Subsidiaries, as the case may be, is not in material default thereunder and, to the best of its knowledge, the other party or parties thereto are not in material default thereunder;

          (u) none of Blue Zone or the Subsidiaries has licensed, leased, transferred, disposed of or encumbered any of the Assets in any way, or permitted any third party access to any of the Assets the value of which may be compromised by such access, including in particular the source code to any computer software or any trade secret information included in the Assets, except only in accordance with the terms of the Material Contracts;

          (v) all tax returns and reports of Blue Zone and of BZE required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of Blue Zone and of BZE have been paid or accrued in the Blue Zone Statements;

          (w)       none of Blue Zone or the Subsidiaries has:

                    (i) made any election under any applicable tax legislation with respect to the acquisition or disposition of any property at other than fair market value;

                    (ii) acquired any property for proceeds greater than the fair market value thereof; or

                    (iii) disposed of anything for proceeds less than the fair market value thereof;

          (x) each of Blue Zone and BZE has made all elections required to have been made under any applicable tax legislation in connection with any distributions made by either of them and all such elections were true and correct and filed in the prescribed form and within the prescribed time period;

          (y) adequate provision has been made on the Blue Zone Statements for taxes payable by Blue Zone and by BZE to the date thereof and there are no agreements, waivers or other arrangements of any kind whatsoever providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax or governmental charge of any kind whatsoever by Blue Zone or by either of the Subsidiaries;

          (z) none of Blue Zone or the Subsidiaries has any contingent tax liabilities of any kind whatsoever, and there are no grounds which would prompt a material reassessment of Blue Zone or BZE, including for aggressive treatment of income or expenses in earlier tax returns filed;

          (aa) there are no amounts outstanding and unpaid for which Blue Zone or BZE has previously claimed a deduction under any applicable tax legislation;

          (bb) each of Blue Zone and BZE has made all collections, deductions, remittances and payments of any kind whatsoever, except for any 1999 instalment payments, and filed all reports and returns required to be made or filed by it under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever in those jurisdictions in which Blue Zone or BZE carries on business;

          (cc) to the best of its knowledge there are no actions, suits, judgements, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting Blue Zone or either of the Subsidiaries at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and, to the best of its knowledge, there is no basis therefor;

          (dd) the execution and delivery of this Agreement, the performance of the respective obligations of the Blue Zone Group under this Agreement and the Completion will not:

                    (i) conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, any of the constating documents of Blue Zone or the Subsidiaries or, to the best of its knowledge, any of the terms of any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which any of the Blue Zone Group is a party or by which any of them is bound, or any judgement or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which any of them is bound, except that it will accelerate payment of the Terra Loan; nor

                    (ii) to the best of its knowledge, result in the violation of any law or regulation of any kind whatsoever by any of Blue Zone Group; and

          (ee) to the best of his knowledge, none of Blue Zone or the Subsidiaries is in material breach of any applicable law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever including, without limitation, any applicable securities laws.

4.3 In order to induce WFD to enter into this Agreement and complete its transactions contemplated hereunder, the Shareholder represents and warrants to WFD that:

          (a) the Blue Zone Shares are and will on the Closing Date immediately prior to Completion be validly issued and outstanding fully paid and non-assessable common shares of Blue Zone registered in the name of, and legally and beneficially owned by, the Shareholder, free and clear of all voting restrictions, trade restrictions, liens, claims, charges or encumbrances of any kind whatsoever;

          (b) the Shareholder has good and sufficient power, authority and capacity to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein, and in particular to sell the Blue Zone Shares to WFD as contemplated herein;

          (c) there are no actions, suits, judgements, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting the Shareholder at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever which in any way relate to the Blue Zone Shares or could affect the ability of the Shareholder to perform his obligations hereunder and to the best of his knowledge there is no basis therefor;

          (d) the Shareholder, based solely on having made appropriate inquiries of the Managers, believes each of the representations of the Managers in paragraph 4.2 of this Agreement is correct in all material respects;

          (e) the Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the WFD Shares and is able to bear the economic risk of loss of the Shareholder's entire investment;

          (f) WFD has provided to the Shareholder the opportunity to ask questions and receive answers concerning the terms and conditions of the issuance of the WFD Shares and the Shareholder has had access to such information concerning WFD as he has considered necessary or appropriate in connection with the investment decision to acquire the WFD Shares;

          (g) the Shareholder is acquiring the WFD Shares for his own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the WFD Shares in violation of the United States securities laws;

          (h) the Shareholder has not agreed to acquire the WFD Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

          (i) the Shareholder satisfies one or more of the categories indicated below (the Shareholder must initial at least one applicable line):

                    ____ Category 1. An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the WFD Shares, with total assets in excess of U.S.$5,000,000;

                    ____ Category 2. A natural person whose individual net worth, or joint net worth with that person's spouse, at the date hereof exceeds U.S.$1,000,000;

                    ____ Category 3. A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person's spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                    ____ Category 4. A trust that (a) has total assets in excess of U.S.$5,000,000, (b) was not formed for the specific purpose of acquiring the WFD Shares and (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Securities;

                    ____ Category 5. An investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

                    ____ Category 6. A Small Business Investment Company licensed by the U.S. Small Business Administration under
                    Section 301(c) or (d) of the Small Business Investment Act of 1958;

                    ____ Category 7. A private business development company as defined in Section 202(a)(22) of the Investment Advisors Acts of 1940; or

                    ____ Category 8. An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

4.4       The Shareholder acknowledges and agrees that:

          (a) the WFD Shares have not been and, subject to paragraph 7.1 of this Agreement, will not be registered under the United States Securities Act of 1933 (the "Securities Act") or the securities laws of any state of the United States or other jurisdiction and that the exchange contemplated hereby is being made in reliance on the Shareholder's representations and warranties regarding the circumstances required for an exemption from such registration requirements;

          (b) the issuance of the WFD Shares has not been approved or disapproved by the United States Securities and Exchange Commission, any state securities agency, or any foreign securities agency, and WFD is not registered under the United States Securities Exchange Act of 1934 (the "Exchange Act");

          (c) the certificates representing the WFD Shares will bear a legend stating that such shares have not been registered under the Securities Act or the securities laws of any state of the United States and may not be traded except in compliance with the Securities Act and the Exchange Act and, without limiting the foregoing, may not be traded for a period of not less than one year following the issuance of the WFD Shares; and

          (d) if the Shareholder decides to offer, sell or otherwise transfer any of the WFD Shares, he will not offer, sell or otherwise transfer any of the WFD Shares directly or indirectly, unless:

                    (i)       the sale is to WFD;

                    (ii) the sale is made pursuant to a valid registration or an exemption from the registration requirements under the Securities Act provided by Rule 144 thereunder and in accordance with any applicable state securities or "Blue Sky" laws; or

                    (iii) the WFD Shares are sold in a transaction that does not require registration under the Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and he has prior to such sale furnished to WFD an opinion of counsel reasonably satisfactory to WFD.

4.5 The Shareholder consents to WFD making a notation on its records or giving instructions to any transfer agent of WFD in order to implement the restrictions on transfer set forth and described herein.

 4.6 The Shareholder acknowledges and accepts that there may be material tax consequences to a shareholder in respect of an acquisition or disposition of the WFD Shares, and that WFD gives no opinion and makes no representation with respect to the tax consequences to the Shareholder under United States, state, local or foreign tax law in respect of the Shareholder's acquisition or disposition of the WFD Shares.


4.7 In order to induce the Blue Zone Group to enter into this Agreement and complete its transactions contemplated hereunder, WFD represents and warrants to the Blue Zone Group that:

          (a) WFD was and remains duly incorporated and validly existing under the laws of the State of Nevada, and WFD is in good standing with respect to all filings required by the Nevada Secretary of State;

          (b) as of the Effective Date, the authorized capital of WFD consisted of 105,000,000 shares, comprised of 100,000,000 common shares with a par value of U.S.$0.001 per share and 5,000,000 preference shares with a par value of U.S.$0.001 per share, of which 9,538,088 common shares and no preference shares were validly authorized, created, allotted, issued and outstanding as fully paid and non-assessable, and 524,981 common shares were reserved for issuance pursuant to Warrants issued in the course of the Financing;

          (c) other than as contemplated in this Agreement, no further "securities" (as described in the B.C. Act) of WFD will be issued after the Effective Date, and there are no commitments, plans or arrangements of any kind whatsoever to issue any securities of WFD, nor are there any outstanding options, warrants, convertible securities or other rights of any kind whatsoever calling for the issuance of any of the unissued shares of WFD;

          (d) the WFD Shares to be issued on Completion will be, when issued, validly issued as fully paid and non-assessable and registered in the name of the Shareholder;

          (e) WFD has good and sufficient power, authority and capacity to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein;

          (f)       the common shares of WFD are currently quoted on the OTC
                    Board;

          (g) WFD is in material compliance with all applicable U.S. securities laws and to the best of its knowledge, WFD is in material compliance with all other laws including, without limitation, the laws of Nevada and Japan;

          (h) the constating documents of WFD have not been altered since the incorporation of WFD;

          (i) WFD has never carried on and does not currently carry on any business;

          (j) there has been no material adverse change to the financial position of WFD since 31 December 1998, as set forth in the audited financial statements of WFD as of that date, which financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with prior periods and which are attached as Schedule G to this Agreement and have been filed with appropriate regulatory authorities (the "WFD Statements");

          (k) the WFD Statements disclose all material financial transactions of WFD since its date of incorporation and such transactions have been fairly and accurately recorded;

          (l) to the best of its knowledge, any accounts receivable WFD shown in the WFD Statements are bona fide, good and collectible without setoff or counterclaim;

          (m) WFD does not have any property or assets except those referred to in the WFD Statements;

          (n) WFD has not disposed of any property or assets except as shown in the WFD Statements;

          (o) all of the bank accounts and safety deposit boxes of WFD are listed on Schedule H to this Agreement;

          (p) there are no material financial liabilities of WFD, whether primary, secondary, direct, indirect, absolute, contingent or otherwise, under or in respect of any contract, agreement, arrangement, commitment or undertaking which are not disclosed or reflected in the WFD Statements except for liabilities arising in the ordinary course since the date thereof;


          (q) WFD has not entered into any indenture, mortgage, agreement, lease, license or other instrument of any kind whatsoever relating to any indebtedness;


          (r) WFD has not entered into and is not currently a party to any material contracts which are currently outstanding and which involve expenditures or receipts of CDN$100,000 or more per annum;


          (s) WFD has not had and does not currently have any employees or any compensation arrangements with any employees, independent contractors or consultants;

          (t) no payments of any kind whatsoever have been made or authorized by WFD directly or indirectly to or on behalf of any of its shareholders, or any of its directors or officers;

          (u) there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever effecting WFD;

          (v)       Doug McLeod is the sole Director and Officer of WFD;

          (w) all tax returns and reports of WFD required by law have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of WFD have been paid or accrued in WFD statements;

          (x)       WFD has not:

                    (i) made an election under any applicable tax legislation with respect to the acquisition or disposition of any property at other than fair market value; or

                    (ii) acquired or disposed of any property at other than fair market value;

          (y) WFD has made all elections required to have been made under any applicable tax legislation in connection with any distributions made by it and all such elections were true and correct and filed in the prescribed time period;

          (z) adequate provisions have been made on the WFD Statements for taxes payable by WFD for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements of any kind whatsoever providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax or governmental charge of any kind whatsoever by WFD;

          (aa) WFD does not have any contingent tax liabilities of any kind whatsoever, and there are no grounds which would prompt a re-assessment of WFD, including for aggressive treatment of income or expenses in early tax returns filed;

          (bb) WFD has made all collections, deductions, remittances and payments of any kind whatsoever and filed all reports and returned required to be made or filed under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever;

          (cc) to the best of its knowledge, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or effecting WFD at law or in equity or by any federal, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and, to the best of its knowledge, there is no basis therefor;

          (dd) the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the Completion will not:

                    (i) conflict with, or result in a breach of, or constitute default under, any of the material contracts or the constating documents of WFD; or

                    (ii) to the best of its knowledge, result in the violation of any law or regulation of any kind whatsoever by WFD; and

          (ee) WFD has not incurred any liability for agency, brokerage, referral or finders' fees, commissions or compensation of any kind whatsoever with respect to this Agreement or any transaction contemplated by this Agreement.


4.8 The representations and warranties of WFD contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing, and they shall survive the Completion and remain in full force and effect thereafter for the benefit of the Shareholder.

5.        INDEMNITIES

5.1 Notwithstanding the Completion of the transactions contemplated under this Agreement or WFD's Investigation, the representations, warranties and acknowledgements of any of the Blue Zone Group contained in this Agreement or any certificates or documents delivered by any of them pursuant to this Agreement shall survive the Completion and shall continue in full force and effect thereafter for the benefit of WFD. If any of the representations, warranties or acknowledgements given by any of the Blue Zone Group is found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of any of the Blue Zone Group, then the party or parties responsible shall, subject to paragraph 5.3 of this Agreement, jointly and severally indemnify and save harmless WFD from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis), damages and expenses of any kind whatsoever which may be brought or made against WFD by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by WFD, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgement, covenant or agreement. Without in any way limiting the generality of the foregoing, this shall include any loss of any kind whatsoever which may be suffered or incurred by WFD, directly or indirectly, arising out of any material assessment or reassessment levied upon Blue Zone or either of the Subsidiaries for tax, interest and/or penalties relating to any period of business operations up to and including the Closing Date and all claims, demands, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis) and expenses of any kind whatsoever in respect of the foregoing.

 5.2 Notwithstanding the Completion of the transactions contemplated under this Agreement or the Shareholder's Investigation, the representations, warranties and acknowledgements of WFD contained in this Agreement or any certificates or documents delivered by WFD pursuant to this Agreement shall survive the Completion and shall continue in full force and effect thereafter for the benefit of the Shareholder. If any of the representations, warranties or acknowledgements given by WFD is found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of WFD, then WFD shall, subject to paragraph 5.3 of this Agreement, indemnify and save the Shareholder harmless from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis), damages and expenses of any kind whatsoever which may be brought or made against the Shareholder by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by the Shareholder, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgement, covenant or agreement. Without in any way limiting the generality of the foregoing, this shall include any loss of any kind whatsoever which may be suffered or incurred by the Shareholder, directly or indirectly, arising out of any material assessment or reassessment levied upon WFD for tax, interest and/or penalties relating to any period of business operations up to and including the Closing Date and all claims, demands, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis) and expenses of any kind whatsoever in respect of the foregoing.

5.3 Notwithstanding anything else contained in this Agreement, the parties agree that:

          (a) no claim for indemnification may be made under the provisions of paragraph 5.1 or 5.2 of this Agreement, under this Agreement or the transactions hereby contemplated unless notice of the claim including reasonable particulars thereof is provided to the party against whom the claim is to be made, no later than eighteen (18) months following the Effective Date; and

          (b) the aggregate liability of the Shareholder and the Managers under this Agreement including, without limitation, any liability for any of the representations, warranties or acknowledgements contained in this Agreement, or any breach of any covenant or agreement in this Agreement shall be limited to U.S.$240,000, being the agreed value for the transfer of all the Blue Zone Shares to WFD; and

          (c) the aggregate liability of WFD under this Agreement including, without limitation, any liability for any of the representations, warranties or acknowledgements contained in this Agreement, or any breach of any covenant or agreement in this Agreement shall be limited to U.S.$240,000, being the agreed value for the transfer of all the Blue Zone Shares to WFD.

6.        CLOSING

6.1 At the Time of Closing, the Blue Zone Group shall deliver to the solicitors for WFD:

          (a) certified true copies of the resolutions of the directors of Blue Zone and the Subsidiaries evidencing that the directors of Blue Zone and the Subsidiaries have approved this Agreement and all of the transactions of Blue Zone and the Subsidiaries contemplated hereunder, and in the case of Blue Zone specifically referring to:

                    (i) the exchange and transfer of the Blue Zone Shares from the Shareholder to WFD as provided for in this Agreement;

                    (ii) the cancellation of the share certificates (the "Old Share Certificates") representing the Blue Zone Shares held as set forth in paragraph B of the recitals to this Agreement; and

                    (iii) the issuance of a new share certificate (the "New Share Certificate") representing the Blue Zone Shares registered in the name of WFD;

          (b)       the Old Share Certificates;

          (c)       the New Share Certificate;

          (d) releases in the form of Schedule I to this Agreement (the "Releases") from each of the Shareholder and the Managers of all claims against Blue Zone or the Subsidiary for outstanding amounts owing by either of Blue Zone or the Subsidiary on account of any loans, bonuses, reimbursements, compensation, fees, royalties, dividends or other consideration whatsoever as at the Closing Date other than for the advances referred to in paragraph 7.2 and for accrued salary since the last regular payday;

          (e)       INTENTIONALLY DELETED

          (f)       the Blue Zone Solicitor Opinions;

          (g) certificates of confirmation from each of the Shareholder, the Managers, Blue Zone and the Subsidiary substantially in the form of Schedule J to this Agreement;

          (h) the consent of the directors and officers specified in paragraph 3.6; and

          (i) any other materials that are, in the opinion of the solicitors for WFD, reasonably required to complete the transactions contemplated under this Agreement.

6.2 At the Time of Closing, WFD shall pay to Terra the amount due in respect of the Terra Loan, in exchange for an assignment of the Terra Loan and the Terra GSA, and WFD shall deliver to the solicitors for the Shareholder:

          (a) certified true copies of the resolutions of the directors and, if shareholder approval is required, of the shareholders of WFD, evidencing that the directors and, as applicable, the shareholders, of WFD have approved this Agreement and all of the transactions of WFD contemplated hereunder, including the issuance of the WFD Shares in exchange for the Blue Zone Shares, the setting of the number of Directors of WFD at four (4), and the appointment of the directors and officers specified in paragraph 3.6;

          (b) a share certificate representing the WFD Shares registered in the name of the Shareholder or written confirmation from WFD's stock transfer agent that the Shareholder has been registered as the owner of the WFD Shares, the WFD Shares have been allotted and issued and a share certificate representing the WFD Shares registered in the name of the Shareholder will be delivered to the order of the Shareholder as soon as practicable;

          (c)       all minute books, business records, files and papers of WFD;

          (d) the resignation of the current directors and officers of WFD, effective on Completion, together with a Release from each such director and officer in the form of Schedule I;

          (e)       the WFD Solicitor Opinions; and

          (f) a certificate of confirmation signed by a director or officer of WFD substantially in the form of Schedule K to this Agreement.

7.        BUSINESS MATTERS

7.1 WFD agrees that it will, if requested by the Shareholder, file a registration statement to effect the qualification and registration under applicable U.S. securities laws of the resale of the WFD Shares and WFD will pay all costs and expenses in connection with the preparation and filing of such registration statement. The Shareholder shall be responsible for underwriting and brokerage commissions payable in connection with such sale.

7.2 On the closing date, Blue Zone shall repay the following loans and advances:

          Name of Payee                             Amount

          Michael Warren                            CDN$140,000

          Bruce Warren                              CDN$65,000

          Jamie Ollivier                            CDN$15,000


7.3 WFD shall take all necessary actions prior to the Closing Date to change its name to "Blue Zone Inc.", provided however that if the transactions contemplated herein do not complete on the Closing Date, then upon written request by Blue Zone, WFD shall promptly change its name to another name that does not contain the words "Blue Zone" or any confusingly similar words.

8.        GENERAL

8.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this paragraph
8.1 or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

8.2 The Schedules to this Agreement incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.

8.3 This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

8.4 The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

8.5 The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing Date of this Agreement, shall survive the Closing Date of this Agreement.

8.6 No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

8.7 It is intended that all of the provisions of this Agreement will be fully binding and effective between the parties. If any particular provision or provisions or a part of one or more is held to be invalid, illegal, void, voidable or unenforceable for any reason whatsoever in any jurisdiction, then that particular provision or part of the provision or those provisions will be deemed severed from the remainder of this Agreement. The remainder of this Agreement will not be affected by the severance and will remain in full force and effect.

8.8 Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

8.9 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

8.10 Any notice, request, demand and other communication to be given under this Agreement shall be in writing and shall be delivered by hand to the appropriate party at the address as first set out above or to such other addresses or by such other means as may be designated in writing by the parties hereto in the manner provided for in this paragraph, and shall be deemed to have been received on the date of delivery by hand, or if delivered by e-mail or telecopy, then on the date transmission completes.

8.11 This Agreement will enure to the benefit of and be binding on the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

8.12 This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

8.13 This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument. Counterparts may be executed either in original or faxed form and the parties adopt any signatures received by a receiving fax machine as original signatures of the parties; provided, however, that any party providing its signature in such manner shall promptly forward to legal counsel for the other parties an original of the signed copy of this Agreement which was so faxed.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Effective Date:



SIGNED, SEALED & DELIVERED                         )
by F.MICHAEL P. WARREN in the presence of:         )
                                                   )
/s/ Donald R. Carse Jr.                            )
--------------------------------------             )   /s/ F. Michael P. Warren
Signature of Witness                                 ---------------------------
                                                   )   F. MICHAEL P. WARREN
Name:   Donald R. Carse Jr.                        )
Address:  70 Endlesham Road                        )
          London, England                          )
Occupation:      Banker                            )

SIGNED, SEALED & DELIVERED                         )
by BRUCE WARREN in the presence of:                )
                                                   )
/s/ Donald R. Carse Jr.                            )
--------------------------------------             )   /s/ Bruce Warren
Signature of Witness                                 ---------------------------
                                                   )   BRUCE WARREN
Name:   Donald R. Carse Jr.                        )
Address:  70 Endlesham Road                        )
                London, England                    )
Occupation:      Banker                            )

SIGNED, SEALED & DELIVERED                         )
by JAMIE OLLIVIER in the presence of:              )
                                                   )
/s/ Donald R. Carse Jr.                            )
--------------------------------------             )   /s/ Jamie Ollivier
Signature of Witness                                 ---------------------------
                                                   )   JAMIE OLLIVIER
Name:   Donald R. Carse Jr.                        )
Address:  70 Endlesham Road                        )
                London, England                    )
Occupation:      Banker                            )


THE CORPORATE SEAL of                              )
BLUE ZONE PRODUCTIONS LTD.                         )
was hereunto affixed in the presence
of its authorized signatory(ies):                  )
                                                   )                    c/s
/s/ F. Michael P. Warren                           )
--------------------------------------
                                                   )
Name:      F. Michael P. Warren
Title:        Director

THE CORPORATE SEAL of                              )
BLUE ZONE ENTERTAINMENT INC.                       )
was hereunto affixed in the presence
of its authorized signatory(ies):                  )
                                                   )                    c/s
/s/ Bruce Warren                                   )
--------------------------------------
                                                   )
Name:         Bruce Warren                         )
Title:            CEO                              )

THE CORPORATE SEAL of
BLUE ZONE INTERNATIONAL INC.                       )
was hereunto affixed in the presence
of its authorized signatory(ies):                  )
                                                   )
/s/ F. Michael P. Warren                           )                    c/s
--------------------------------------
                                                   )
Name:   F. Michael P. Warren                       ))
Title:       Director                              )


THE CORPORATE SEAL of                              )
WESTERN FOOD DISTRIBUTORS, INC.                    )
was hereunto affixed in the presence
of its authorized signatory(ies):                  )
                                                   )                    c/s
/s/ Doug McLeod                                    )
--------------------------------------
                                                   )
Name:   Doug McLeod                                )
Title:  President

                  List of Schedules to Share Exchange Agreement

Schedule A        Blue Zone Solicitor Opinions.

Schedule B        WFD Solicitor Opinion.

Schedule C        Assets.

Schedule D        Unaudited Financial Statements of Blue Zone and BZE for the
                  years ended December 31, 1996, December 31, 1997 and December
                  31, 1998.

Schedule E        Current Directors, Officers, Key Employees and Independent
                  Contractors and consultants of Blue Zone and of each of the Subsidiaries.

                  Pensions, Profit Sharing, Group Insurance or Similar Plans or Other Deferred Compensation Plans.

Schedule F        Material Contracts.

Schedule G        WFD Statements.

Schedule H        Bank Accounts and Safety Deposit Boxes of WFD.

Schedule I        Releases.

Schedule J        Certificates of Confirmation from each of the Shareholder, the Managers, Blue Zone and the Subsidiary.

Schedule K        Certificate of Confirmation Signed by a Director or Officer of
                  WFD.